Exhibt 3.1.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AYRE HOLDINGS, INC.

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware

         The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

         FIRST.   The name of the corporation is AYRE HOLDINGS, INC.

         SECOND. The amendment to the Certificate of Incorporation to be effected hereby is as follows:

         Article Fourth of the Certificate of Incorporation, relating to the stock of the corporation is amended to read as follows:

         Article Fourth: The Corporation shall be authorized to issue 105,000,000 shares of common and preferred stock at .001 Par Value. The total number of common shares shall be 100,000,000 and the total preferred shares shall be 5,000,000

         THIRD    The amendment effected herein was authorized by the
affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH. The capital of the corporation will not be reduced under or by reason of this amendment.


         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 17th day of May, 2006 A.D.


                           By:       /s/ Timothy T. Ayre
                                  ---------------------------------
                           Name:     Timothy T. Ayre
                                  ---------------------------------
                           Title:    President
                                  ---------------------------------

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 08:01 PM 05/17/2006
  FILED 07:52 PM 05/17/2006
SRV 060471709 - 3444895 FILE